Exhibit 10.8

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND

PROMISSORY NOTES

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND PROMISSORY NOTES (this “Amendment”) is made as of the 29th day of April, 2011 (the “Effective Date”), by and between IRT BELLE CREEK APARTMENTS COLORADO, LLC, a Delaware limited liability company (“Borrower”), and RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“Interim Guarantor”), and INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“New Guarantor”), and RAIT CRE CDO I, LTD., an exempted company incorporated under the laws of the Cayman Islands (together with its successors and assigns, “Lender”).

BACKGROUND

WHEREAS, Lender is the current owner and holder of (i) that certain Promissory Note dated effective as of January 22, 2007 in the original principal amount of Thirteen Million Two Hundred Thousand and 00/100 Dollars ($13,200,000.00) (“Note #1”), and (ii) that certain Promissory Note dated effective as of January 22, 2007 in the original principal amount of Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) (“Note #2” and together with Note #1, the “Notes”), evidencing a loan (the “Loan”) in the aggregate original principal amount of Fifteen Million Six Hundred Thousand and 00/100 Dollars ($15,600,000.00), which Notes were made by Belle Creek Apartments Colorado, LLC, a Delaware limited liability company (“Original Borrower”), and payable to the order of RAIT Partnership, L.P., a Delaware limited partnership (the “Original Lender”).

WHEREAS, the Loan is further evidenced by that certain Loan and Security Agreement dated effective as of June 22, 2007, by and between Original Borrower and Original Lender, as amended by (i) that certain First Amendment and Modification to Loan and Security Agreement dated May 31, 2007 by and among Original Borrower, National Commercial Ventures, LLC, a Delaware limited liability company (“NCV”), Commercial Ventures, Inc., a Delaware corporation (“CVI”), Richard J. Nathan, an individual (“Nathan” and together with NCV and CVI being sometimes referred to herein collectively as the “Original Guarantor”), and Lender, (ii) that certain Second Amendment to Loan and Security Agreement dated as of July 18, 2008 by and among Original Borrower, Original Guarantor and Lender, (iii) that certain Third Amendment to Loan and Security Agreement dated effective as of February 19, 2009 by and among Original Borrower, Original Guarantor, Interim Guarantor, and Lender, and (iv) that certain Fourth Amendment to Loan and Security Agreement and Other Loan Documents dated effective as of January 21, 2010 by and between Original Borrower and Lender (together with any and all other amendments, restatements and other modifications thereof, the “Loan Agreement”), which is hereby incorporated herein and made a material part hereof. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

WHEREAS, on or about March 7, 2007, Original Lender assigned, sold and transferred its interest in the Loan, the Notes and all Loan Documents to RAIT Preferred Holdings I, LLC, a

Delaware limited liability company (“Interim Lender”), as evidenced by, among other things, those certain Allonges to $13,200,000.00 Promissory Note and $2,400,000.00 Promissory Note, respectively, each effective as of March 7, 2007, made by Original Lender in favor of Interim Lender.

WHEREAS, on or about March 7, 2007, Interim Lender assigned, sold and transferred its interest in the Loan, the Notes and all Loan Documents to Lender, as evidenced by, among other things, those certain Allonges to $13,200,000.00 Promissory Note and $2,400,000.00 Promissory Note, respectively, each effective as of March 7, 2007, made by Interim Lender in favor of Lender. Lender is the current holder of all of Original Lender’s interest in and to the Loan, the Note and Loan Documents.

WHEREAS, pursuant to that certain Contribution Agreement dated as of April 7, 2011, by and among Original Borrower, Crestmont Apartments Georgia, LLC, Cumberland Glen Apartments Georgia, LLC, Creeks at Copper Hills Apartments Texas, LLC, Heritage Trace Apartments Virginia, LLC, Tresa at Arrowhead Arizona, LLC and New Guarantor, as partially assigned by New Guarantor to Borrower (the “Contribution Agreement”), Original Borrower agreed to contribute the Property to Borrower. The Contribution Agreement requires that Borrower assume the Loan and the obligations of Original Borrower under the Loan Documents, and conditions the closing of the sale of the Property upon, among other things, Borrower’s assumption of the Loan.

WHEREAS, Original Borrower, Borrower and Interim Guarantor have requested that Lender (1) grant its consent to (i) the contribution of the Property by Original Borrower to Borrower (the “Transfer”), subject to the Deed of Trust and the other Loan Documents, and (ii) the assumption by Borrower of the Loan (the “Assumption”), (2) agree to amend the Loan Agreement and the Note in accordance with the terms and conditions of this Amendment, (3) agree to release Belle Creek Member, LLC, a Delaware limited liability company (“Interim Pledgor”), from any liability to Lender under any and all of the Loan Documents, (4) agree to a release of Original Borrower from any liability to Lender under any and all of the Loan Documents, and (5) agree to (i) a partial release of Interim Guarantor from liability to Lender under that certain Guaranty of Non-Recourse Carveouts dated effective as of February 19, 2009 (the “Interim Guaranty”), and (ii) a partial release of Interim Guarantor from liability to Lender under the Environmental Indemnification (as hereinafter defined). The releases in the foregoing subsections (3), (4) and (5) being sometimes referred to herein collectively as the “Release”.

WHEREAS, Lender has agreed to (1) consent to the Transfer and the Assumption; (2) amend the Loan Agreement and the Notes in certain respects as set forth herein; and (3) provide the Release, subject to the terms and conditions hereof, that certain Loan Assumption and Substitution Agreement and Amendment to Deed of Trust (with Security Agreement) and Assignment of Rents and Leases of even date herewith by and among Original Borrower, Interim Guarantor, Borrower, New Guarantor and Lender (the “Assumption Agreement”) and the other documents, agreements and/or certificates executed in connection therewith (collectively, the “Loan Assignment Documents”).

WHEREAS, Borrower acknowledges and agrees that, as of the Effective Date, the outstanding principal amount of the Loan is Ten Million Five Hundred Seventy-Five Thousand and 00/100 Dollars ($10,575,000.00).

WHEREAS, New Guarantor directly owns one hundred percent (100%) of the legal and beneficial equity in Borrower.

WHEREAS, Borrower and New Guarantor will benefit directly and/or indirectly from the Transfer, the Assumption and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Miscellaneous Amendments to the Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby amended as follows:

(a) Loan Documents. The term “Loan Documents” as used throughout the Loan Agreement shall mean all of the Loan Documents (as defined in the Loan Agreement) and all of the Loan Assignment Documents, all as subsequently amended;

(b) Guarantor. The term “Guarantor” and “Guarantors” as used throughout the Loan Agreement shall be deemed to refer exclusively to New Guarantor and not to Original Guarantor and/or Interim Guarantor except to the extent said references would also be applicable to Original Guarantor and/or Interim Guarantor in accordance with any continuing liabilities of Original Guarantor and/or Interim Guarantor under the Environmental Indemnification and their respective Non-Recourse Carveout Guaranty Agreements and any other continuing guaranty or indemnity obligations of the foregoing under the Loan Documents, as amended;

(c) Borrower. All references to “Borrower” in the Loan Agreement shall be deemed to refer exclusively to Borrower (as defined in this Amendment);

(d) Pledgors. All references to “Pledge Agreement”, “Pledgor” or “Pledgors” in the Loan Agreement are hereby deleted; and

(e) Guaranty Agreements. All references to “Guaranty Agreements” in the Loan Agreement shall refer to the Guaranty (as defined in Article A, Section 8 of this Amendment).

2. Amendment to Interest Rate. Effective as of the Effective Date, Section 1(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Interest Rate. The unpaid principal balance of the Loan will accrue interest (“Interest”) at an interest rate (the “Interest Rate”) equal to: (i) for the period commencing on April 29, 2011 and continuing through April 28, 2013, a fixed rate of interest equal to two and one-half percent (2.50%), and (ii) for the period commencing on April 29, 2013 through the date on which the Debt is repaid in full (the “LIBOR Rate Period”), the percent per annum equal to the LIBOR Rate (as hereinafter defined), rounded upwards, if necessary, to the nearest 1/8 of one percent (1%), plus 225 basis points. Notwithstanding the foregoing, provided that no default or Event of Default exists hereunder or under any of the other Loan Documents, Borrower shall have the one-time option at any time during the LIBOR Rate Period, but upon not less than thirty (30) days prior written notice to Lender, to fix the Interest Rate at a rate equal to 275 basis points over a comparable interpolated Swap Rate commencing on the first day of the next full accrual period and continuing for the remaining term of the Loan. Lender shall determine the LIBOR Rate as in effect from time to time, and each such determination of the LIBOR Rate shall be conclusive and binding absent manifest error. For purposes hereof, “LIBOR Rate” means the Thirty Day London Interbank Offered Rate, LIBOR (the “Index”). LIBOR is a standard financial index used in the US Capital Markets as published and shown by the British Bankers’ Association on its website, which can be found at www.bba.org.uk. The Interest Rate is subject to change from time to time based on changes in the Index. The Index is not necessarily the lowest rate charged by Lender on its loans. Borrower understands that Lender may make loans based on other rates as well. If the Index becomes unavailable during the term of this Loan, Lender may designate a substitute index that will result in a comparable Interest Rate after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The Interest Rate change will not occur more often than each month. The Interest Rate change will occur on the first (1st) day of each calendar month, based on the Index rate for that date as published and shown on the above-referenced website, rounded upwards, if necessary, to the nearest 1/8 of one percent (1%).”

3. Amendment to Interest Payments. Effective as of the Effective Date, Section 1(c)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Interest Payments.

(1) Effective as of November 1, 2010, on the first day of each calendar month (each, a “Payment Date”), Borrower will make payments in arrears to Lender (each, an “Interest Payment” and collectively, the “Interest Payments”) equal to the outstanding principal amount of the Loan multiplied by the Interest Rate, with the resulting product then multiplied by a fraction whose numerator is the actual number of days elapsed in the immediately preceding month and whose denominator is three hundred and sixty (360), as determined by Lender on each Payment Date in its sole discretion; provided, however, the amount payable for each Interest Payment shall not exceed (a) for Payment Dates between December 1, 2010 and November 1, 2011, inclusive, any and all Net Cash Flow (as hereafter defined) generated during the previous calendar month, or (b) for Payment Dates from and after December 1, 2011, five percent (5.0%) per annum. Interest accruing at the Interest Rate which exceeds the amount payable on each Payment Date pursuant to the immediately preceding sentence (such excess, collectively, the “Interest Deficiency”), if any, shall be due and payable on such Payment Date or future Payment Dates to the extent sufficient funds are available to pay such amounts under Section 4(b)(vii) and (viii) of this Loan Agreement. Any Interest Deficiency, to the extent not so paid, shall be payable in full on the first to occur of (x) an Event of Default, (y) the Maturity Date (or earlier acceleration of the Debt), or (z) the date upon which the Loan is repaid in full. The foregoing notwithstanding, if any Payment Date shall fall on a date that is not a Business Day (as hereinafter defined), then the payment scheduled to be due on such Payment Date shall be deemed to be due on the first (1st) Business Day immediately following such Payment Date. As used herein, the term “Net Cash Flow” means any and all Operating Revenues (as hereafter defined), less Expenses (as hereafter defined). As used herein, “Operating Revenues” means any and all operating revenues of the Property actually received during the applicable period, as determined by Lender in accordance with Lender’s then current audit policies and procedures. As used herein, “Expenses” means the total of all cost and expenses, of whatever kind relating to the operation, maintenance and management of the Property that are incurred during the applicable period or (without duplication) on a regular monthly (or other periodic) basis, including any and all capital expenditures, utilities, ordinary repairs and maintenance, insurance, license fees, rental payments, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, and any amounts required to be deposited into any of the Reserves pursuant to the terms of this Loan Agreement (but excluding depreciation and debt service (but not including loan reserve payments)), as determined by Lender in accordance with its then current audit policies and procedures.

(2) Notwithstanding anything to the contrary set forth above, on each Payment Date after April 29, 2011, Borrower will make Interest Payments only in arrears to Lender equal to the outstanding principal amount of the Loan multiplied by the applicable Interest Rate with the resulting product then multiplied by a fraction whose numerator is the actual number of days elapsed in the immediately preceding month and whose denominator is three hundred and sixty (360), as determined by Lender on each Payment Date in its sole reasonable discretion. The foregoing notwithstanding, if any Payment Date shall fall on a date that is not a Business Day (as hereinafter defined), then the payment scheduled to be due on such Payment Date shall be deemed to be due on the first (1st) Business Day immediately following such Payment Date.”

Notwithstanding anything to the contrary contained herein or in the Loan Agreement, any and all outstanding Interest Deficiency is hereby waived by Lender as of the Effective Date and shall not be due and owing by Borrower.

4. Amendment to Maturity.

(1) Effective as of the Effective Date, Section 1(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Principal Maturity. The outstanding principal balance of the Loan and all accrued and unpaid Interest (including, without duplication, any unpaid Accrued Interest) and any and all amounts owing or to be owing by Borrower or any obligor under the Loan Documents whenever arising (collectively, the “Debt”), will be due on the Maturity Date (as hereafter defined). For purposes hereof, the “Maturity Date” means the earlier of (i) the Scheduled Maturity Date (as hereinafter defined); and (ii) the date on which the Debt becomes due and payable, whether by acceleration or otherwise. For purposes hereof, the “Scheduled Maturity Date” means April 28, 2021.”

(2) Effective as of the Effective Date, Section 1(f) of the Loan Agreement is hereby deleted in its entirety.

5. Amendment to Prepayment Lockout Date. Effective as of the Effective Date, Section 1(e)(i) of the Loan Agreement is hereby amended by replacing the first sentence thereof with the following:

“(i) Voluntary Prepayment. Except as otherwise expressly set forth herein, the Loan may not be prepaid, in whole or in part, prior to April 29, 2016 (“Lockout Date”).

6. Amendment to Section 2(d) of the Loan Agreement. Effective as of the Effective Date, Section 2(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Intentionally Deleted;”

7. Amendment to Section 2(f) of the Loan Agreement. Effective as of the Effective Date, Section 2(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(f) a collateral assignment (the “Management Assignment”) of that certain Property Management Agreement by and between Borrower and Jupiter Communities, LLC, a Delaware limited liability company (“Property Manager”), dated on or about April 29, 2011 (the “Property Management Agreement”);”

8. Amendment to Section 2(h) of the Loan Agreement. Effective as of the Effective Date, Section 2(h) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(h) (1) a guaranty from NCV, Commercial Ventures, Inc., a Delaware corporation (“CVI” or “CVI, Inc.”), and Richard J. Nathan, an individual (“Nathan”), of the Recourse Obligations of Borrower (“Guaranty #1”), (2) a guaranty from RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Guarantor”), of the Recourse Obligations of Borrower (the “Interim Guaranty”), and (3) a guaranty from Independence Realty Operating Partnership, LP, a Delaware limited partnership (“Guarantor”), of the Recourse Obligations of Borrower (the “Guaranty Agreement” and together with Guaranty #1 and Interim Guaranty, the “Guaranty”);”

9. Amendment to Section 2(i) of the Loan Agreement. Effective as of the Effective Date, Section 2(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i) (1) an indemnification from Belle Creek Apartments Colorado, LLC, NCV, CVI, Inc. and Nathan against losses arising out of or in any way relating to any Hazardous Substances (as defined therein) or violation of Environmental Laws (as defined therein) (“Environmental Indemnification #1”), (2) an indemnification from Belle Creek Apartments Colorado, LLC and RAIT Guarantor against losses arising out of or in any way relating to any Hazardous Substances (as defined therein) or violation of Environmental Laws (as defined therein) (“Environmental Indemnification #2”), and (3) an indemnification from Borrower and Guarantor against losses arising out of or in any way relating to any Hazardous Substances (as defined therein) or violation of Environmental Laws (as defined therein) (“Environmental Indemnification #3” and together with Environmental Indemnification #1 and Environmental Indemnification #2, the “Environmental Indemnification”);”

10. Amendment to Section 4(a) of the Loan Agreement. Effective as of the Effective Date, Section 4(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Accounts.

(i) Restricted Account. Subject to the terms of that certain Blocked Deposit Account Control Agreement dated on or about the Effective Date among Borrower, Citibank, N.A. (“Bank”) and Lender (the “Restricted Account Agreement”):

(A) Borrower shall establish at the Bank an account (the “Restricted Account”) in the name of Borrower for the sole and exclusive benefit of Lender;

(B) Borrower shall deposit, or cause to be deposited, within one (1) Business Day after receipt, all revenue generated by the Property into the Restricted Account;

(C) Funds on deposit in the Restricted Account shall be transferred on each Business Day to Borrower’s designated operating account, provided that if a Trigger Period (as hereinafter defined) exists, such funds instead shall be transferred on each Business Day to the Cash Management Account (as hereinafter defined); and

(D) Until deposited into the Restricted Account, any revenue generated at or from the Property held by Borrower or its agents shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender pursuant to the Deed of Trust and shall not be commingled with any other funds or property of Borrower.

(ii) Other Accounts; Trigger Period. Borrower shall establish in the name of Borrower for the sole and exclusive benefit of Lender an account into which Borrower shall transfer or cause to be transferred funds from the Restricted Account at all times during a Trigger Period (the “Cash Management Account”). For purposes hereof, a “Trigger Period” shall mean a period commencing upon the earliest of (i) the occurrence and continuance of an Event of Default, and (ii) the Debt Service Coverage Ratio being less than 1.20 to 1.00; and expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such Event of Default, and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the Debt Service Coverage Ratio is equal to or greater than 1.20 to 1.00 for two (2) consecutive calendar quarters. Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason. For purposes hereof, the “Debt Service Coverage Ratio” shall mean the ratio calculated by Lender on a monthly basis of (i) the operating income less the operating expenses for the twelve (12) month period immediately preceding the date of calculation to (ii) the aggregate amount of debt service which would be due for such twelve (12) month period; provided, that, the foregoing shall be calculated by Lender assuming that the Loan had been in place for the entirety of said period.

(iii) Maintenance of Accounts. All costs and expenses for establishing and maintaining the Restricted Account, the Cash Management Account, and/or any successor thereto (collectively, the “Deposit Accounts”) shall be paid by Borrower. Borrower shall not alter or modify any Deposit Account, the Restricted Account Agreement, or any other agreement governing a Deposit Account, in each case without the prior written consent of Lender. Lender shall have the right to cause a Deposit Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect thereto, and Lender shall provide Borrower with prompt written notice of any such renaming of a Deposit Account.

(iv) Security Interest in Accounts. Borrower hereby grants to Lender a first-priority security interest in the Deposit Accounts and in all deposits at any time contained therein and in the proceeds thereof. Borrower will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in all such Deposit Accounts. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Deposit Accounts and all deposits at any time contained therein and the proceeds thereof. Borrower shall not further pledge, assign or grant any security interest in the Deposit Accounts or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(v) Power of Attorney. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 4(a) in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.”

11. Amendment to Section 7(a)(ii) of the Loan Agreement. Effective as of the Effective Date, Section 7(a)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Borrower’s exact legal name is IRT Belle Creek Apartments Colorado, LLC. Borrower is a Delaware limited liability company. Borrower is incorporated or organized under the laws of Delaware. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been the same for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower). Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 4972125 (Delaware). Borrower’s federal tax identification number is 90-0707768. Borrower’s organizational structure set forth on Exhibit “C” is true, correct and accurate.”

12. Amendment to Section 8(v) [Due on Sale Clause] of the Loan Agreement. Effective as of the Effective Date, Section 8(v) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(v) Due on Sale and Encumbrance; Transfers of Interests.

(i) Borrower acknowledges and agrees that Lender has relied upon the principals of Borrower and their experience in owning and operating the Property. Accordingly, in the event that (A) any direct interest in Borrower, or (B) except as set forth in Section 8(v)(ii) below, any indirect interest in Borrower, shall be sold, conveyed, disposed of, alienated, hypothecated, assigned, pledged, mortgaged, further encumbered or otherwise transferred, in any manner or way, whether voluntarily or involuntarily (each of the foregoing, a “Transfer”) without the prior written consent of Lender, then the same shall, at the option of Lender, constitute an Event of Default hereunder and under the other Loan Documents and Lender shall have the right, at its option, to declare any or all of the Debt, irrespective of the Maturity Date, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in this Loan Agreement and/or any of the other Loan Documents.

(ii) Notwithstanding anything in Section 8(v)(i) above to the contrary, provided (A) Borrower provides Lender with at least ten (10) days written notice (the “Permitted Transfer Notice”) prior to the date of any such Permitted Transfer (as hereinafter defined), (B) on the date of delivery to Lender of the Permitted Transfer Notice and on the date of such Permitted Transfer, no Event of Default or event which, with the giving of notice or passage of time, would result in an Event of Default, then exists, (C) any such Permitted Transfer would not result in the release of any Guarantor or cause any Guarantor to no longer derive a direct material benefit from the making of the Loan (as determined by Lender in its sole and absolute discretion), (D) any transferee pays all costs and expenses incurred by Lender, including, but not limited to, reasonable attorneys fees, in connection with such Permitted Transfer, and (E) any such transferee and transferor provide Lender with such other information and documents as requested by Lender in its sole and absolute discretion, the following transfers (each a “Permitted Transfer”) shall be permitted by Lender:

(1) transfers or pledges of direct or indirect Equity Interests (as hereinafter defined) in the sole member of Borrower which in the aggregate during the term of the Loan (i) do not exceed forty-nine percent (49%) of the total direct or indirect legal or beneficial Equity Interests in the sole member of Borrower and (ii) do not result in a change in Control (as hereinafter defined) of the sole member of Borrower; and

(2) transfers or pledges of direct or indirect Equity Interests in the sole member of Borrower among the holders thereof or their Affiliates (or parties under common Control with them) as of the date hereof provided that, after the consummation thereof, sole member of Borrower is Controlled by: (i) entities Controlled by, affiliated with, or under common Control with Independence Realty Trust, Inc., (ii) Guarantor or entities Controlled by, affiliated with, or under common Control with Guarantor; and/or (iii) any combination of the foregoing.

As used herein, the term “Equity Interests” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation; and (d) the beneficial ownership interests in a trust.

(iii) Notwithstanding anything in Section 8(v)(i) above to the contrary, director or indirect Equity Interests in Independence Realty Trust, Inc. and in Independence Realty Operating Partnership, LP may be Transferred without the consent of Lender.”

13. Amendment to Section 22(n) of the Loan Agreement. The address for Borrower and Lender set forth in Section 22(n) of the Loan Agreement is hereby amended as follows:

“If to Borrower:	IRT Belle Creek Apartments Colorado, LLC
c/o RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attn: Jack Salmon, President
Facsimile No. (215) 243-9097

With a copy to:	Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3449
Attention: Sean Reynolds, Esquire
Facsimile No.: (404) 253-8586

If to Lender:	RAIT CRE CDO I, LTD.
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attn: Scott F. Schaeffer, President
Facsimile No. (215) 243-9097

With a copy to:	Ledgewood, a professional corporation
1900 Market Street, Suite 750
Philadelphia, Pennsylvania 19103
Attn: David Mallenbaum, Esquire
Facsimile No. (215) 735-2513”

14. Amendment to Exhibit “B” of the Loan Agreement; Consent to the Transfer and the Assumption. Exhibit “B” to the Loan Agreement (“Original Exhibit B”) is hereby deleted in its entirety and replaced with Exhibit “B” to this Amendment (referred to herein as, “New Exhibit B”), and all references in and throughout the Loan Agreement to “Exhibit “B”” and/or “Exhibit B” shall, from and after the Effective Date, be deemed to refer exclusively to New Exhibit B. The parties hereby acknowledge and agree that the named borrower under the Loan Documents has, with Lender’s consent, changed in order to effectuate the Transfer and the Assumption. Lender hereby (i) expressly consents to and permits the Transfer and the Assumption, and (ii) agrees that, notwithstanding the terms of the Loan Agreement, the Transfer and the Assumption shall not constitute an Event of Default. Notwithstanding the aforesaid, nothing contained in this Section 14 shall waive (or be deemed to waive) any right Lender has to declare an Event of Default upon any subsequent direct and/or indirect transfer of the Property or upon any modification to the ownership structure of Borrower set forth on New Exhibit B, in each case which is not expressly permitted by and effectuated in accordance with the terms of the Loan Agreement (as amended hereby).

15. New Exhibit “D” to the Loan Agreement. Exhibit “D” to the Loan Agreement (“Original Exhibit D”) is hereby deleted in its entirety and replaced with Exhibit “C” to this Amendment (referred to herein as, “New Exhibit D”), and all references in and throughout the Loan Agreement to “Exhibit “D”” and/or “Exhibit D” shall, from and after the Effective Date, be deemed to refer exclusively to New Exhibit D.

B. CONDITIONS TO EFFECTIVENESS

Lender shall have no obligation to execute this Amendment and/or to perform its obligations hereunder (and this Amendment shall not be enforceable against Lender) unless and until each of the following conditions (collectively, the “Amendment Conditions”) is satisfied to Lender’s reasonable satisfaction:

1. No Event of Default. As of the date of satisfaction of all of the other Amendment Conditions, no Event of Default has occurred and is continuing and no condition exists that, with the passing of time or giving of notice, or both, would result in an Event of Default;

2. Ratification of Guaranty. Interim Guarantor shall execute and deliver to Lender the Reaffirmation of Obligations, a form of which is attached as Exhibit “A” hereto and made part hereof;

3. New Carve-Out Guaranty and Environmental Indemnification #3. New Guarantor shall execute and deliver to Lender the Guaranty Agreement (as defined in Article A, Section 8), which shall be equivalent in form and substance to the Interim Guaranty. New Guarantor and Borrower shall execute and deliver to Lender Environmental Indemnification #3 (as defined in Article A, Section 9), which shall be equivalent in form and substance to the Environmental Indemnification;

4. Execution of this Amendment. Borrower, Original Borrower, Interim Guarantor, New Guarantor and Interim Pledgor have executed and delivered originals of this Amendment and/or the Joinder hereto (as applicable) to Lender;

5. Additional Documentation. Borrower and New Guarantor shall execute and deliver or cause to be executed and delivered to Lender, at Borrower’s sole cost and expense, any and all other documents, agreements, corporate resolutions, certificates and opinions as Lender shall reasonably request in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Lender herein or therein, each of which shall be in form and content acceptable to Lender;

6. Title. Borrower or Original Borrower shall have delivered to Lender a signed and marked lender’s title insurance commitment and an executed Loan Title Pro Forma, each of the foregoing with such endorsements as Lender may require, in Lender’s favor in an amount equal to the outstanding balance of the Debt, from a title insurer pre-approved by Lender, insuring the Deed of Trust and dated as of the date of the Transfer. In addition, Borrower shall have delivered to Lender and Lender shall have approved an executed Owner’s Title Pro Forma insuring (in the amount of the purchase price under the Contribution Agreement) Borrower’s good and marketable fee simple title to the Property with such endorsements as Lender may require; and

7. New Cash Management and Management Documents. Borrower shall deliver to Lender (i) a fully executed copy of the Property Management Agreement (as defined in Article A, Section 7 above), which shall be in form and substance reasonably acceptable to Lender, (ii) a fully executed original of a Collateral Assignment of Management Agreement and Subordination of Management Fees by and between Borrower, Property Manager (as defined in Article A, Section 7 above) and Lender with respect to the Property Management Agreement, which shall be equivalent in form and substance to the Collateral Assignment of Management Agreement and Subordination of Management Fees executed and delivered by Original Borrower, the original property manager, and Lender, and (iii) a fully executed original of a Blocked Deposit Account Control Agreement by and between Borrower, Citibank, N.A. and Lender, which, together with this Amendment, shall replace that certain Cash Management Agreement executed and delivered by Original Borrower, the original property manager and Lender.

In the event that Borrower, Original Borrower, Interim Pledgor, New Guarantor and Interim Guarantor have not satisfied any or all of the Amendment Conditions on or before the Effective Date, then this Amendment shall be null, void and of no further force and effect.

C. REPRESENTATIONS

Borrower and New Guarantor hereby represent and warrant to Lender that:

1. The execution, delivery and performance by Borrower and New Guarantor of this Amendment (a) are within Borrower’s and New Guarantor’s power; (b) have been duly authorized by all necessary limited liability company and/or partnership action; (c) are not in contravention of any provision of Borrower’s or New Guarantor’s certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any governmental authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower and/or New Guarantor is a party or by which Borrower or New Guarantor or any of their respective property is bound; (f) do not result in the creation or imposition of any lien upon any of the property of Borrower or New Guarantor other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any governmental authority or any other person or entity;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and New Guarantor and constitutes a legal, valid and binding obligation of Borrower and New Guarantor, enforceable against Borrower and New Guarantor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and equitable remedies in general;

3. After giving effect to this Amendment, no Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing, provided that for purposes of this provision, no aspect of the collection, control, use or conveyance of security deposits shall be regarded as causing or contributing to a current or future Event of Default; and

4. All representations and warranties of Borrower contained in Section 7 of the Loan Agreement (as amended hereby) are materially true, accurate and correct on and as of the date hereof as if made on and as of the date hereof.

Original Borrower hereby represents and warrants to Lender that:

1. The execution, delivery and performance by Original Borrower of this Amendment and the Joinder attached hereto (as applicable) (a) are within Original Borrower’s power; (b) have been duly authorized by all necessary limited liability company and/or partnership action; (c) are not in contravention of any provision of Original Borrower’s certificate of formation, limited liability company agreement or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any governmental authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Original Borrower is a party or by which Original Borrower or any of their respective property is bound; (f) do not result in the creation or imposition of any lien upon any of the property of Original Borrower; (g) do not require the consent or approval of any governmental authority or any other person or entity; and (h) constitute legal, valid and binding obligations of Original Borrower, enforceable against Original Borrower, in accordance with their respective terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general;

2. After giving effect to this Amendment, no Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing, provided that for purposes of this provision, no aspect of the collection, control, use or conveyance of security deposits, nor any unpaid accrued interest on the principal portion of the Notes, shall be regarded as causing or contributing to an Event of Default; and

3. All representations and warranties of Original Borrower contained in Loan Agreement are materially true, accurate and correct on and as of the date hereof as if made on and as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Loan Agreement, the Notes and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto (all of which are hereby reaffirmed by Borrower and New Guarantor). To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement or the Notes, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement and the Notes as modified and amended hereby. All references to the “Loan Agreement” and/or the “Notes” therein or in any other Loan Documents shall be deemed to be a reference to the Loan Agreement and the Notes as amended hereby. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING CONTAINED IN THIS AMENDMENT IS INTENDED TO LIMIT, WAIVE OR DIMINISH IN ANY WAY, THE CONTINUING OBLIGATIONS, IF ANY, OF ORIGINAL BORROWER AND/OR ORIGINAL GUARANTOR PURSUANT TO THE TERMS AND CONDITIONS OF THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL INDEMNIFICATION #1, THE SPRINGING GUARANTY AND GUARANTY #1, ALL OF THE FOREGOING AS AMENDED, INCLUDING AS AMENDED BY THAT CERTAIN THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 19, 2009.

2. Acknowledgment of Perfection of Security Interest. Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to Lender under the Loan Agreement, the Deed of Trust, the Notes and/or the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Loan Agreement, the Deed of Trust, the Notes and the other Loan Documents, except to the extent such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights.

3. Effect of Agreement. Except as set forth expressly herein, all terms of the Loan Agreement and the Notes, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower, Original Borrower, Interim Pledgor, New Guarantor and Interim Guarantor to Lender. Except as set forth expressly herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement. Borrower’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania and all applicable federal laws of the United States of America.

5. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto.

6. Counterparts. This Amendment and the Joinder attached hereto may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment and the Joinder attached hereto by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

7. Challenge to Enforcement. Borrower and New Guarantor acknowledge and agree that they currently have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents (including, without limitation, the Loan Agreement and the Notes), or the enforcement of any of the terms or conditions thereof.

8. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

9. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

10. Release of Lender. Original Borrower, Interim Pledgor and Interim Guarantor hereby release, acquit, and forever discharge (i) Lender, (ii) any servicer, sub-servicer, collateral manager and/or trustee in connection with the Loan and/or any collateralized debt obligations issued in connection with or secured (in whole or in part) by the Loan and (iii) each and every past, present and future subsidiary, affiliate, joint venture of Lender and all partners, members and joint venturers and other equity holders of any of the foregoing (whether affiliated or non-affiliated with Lender), together with all stockholders, officers, trustees, directors, agents, servants, employees, representatives and attorneys of any of the foregoing (all of the aforesaid persons and entities listed in (i), (ii) and (iii), the “Lender Parties”), from any and all claims, set-offs, counterclaims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Original Borrower, Interim Pledgor and/or Interim Guarantor may now or hereafter have or claim to have arising out of or connected with any act of commission or omission of any Lender Party including, without limitation, any claims, liabilities or obligations arising with respect to the Loan Agreement or the other of the Loan Documents. The provisions of this paragraph shall be binding upon Original Borrower, Interim Pledgor and Interim Guarantor and shall inure to the benefit of the Lender Parties and each of their heirs, executors, administrators, successors and assigns.

11. Recitals. Borrower and New Guarantor do hereby ratify, confirm and acknowledge that the statements contained in the foregoing Recitals clauses are true, correct and complete in all respects and that the Loan Documents are valid, binding and in full force and effect as of the date hereof, and are fully enforceable against Borrower and New Guarantor, as applicable, in accordance with their terms. The Recitals are hereby incorporated herein and made a material part hereof by this reference as if fully set forth in this Amendment.

12. No Accord or Satisfaction. Except to the extent expressly set forth in Article D, Section 13, Section 14, Section 15, Section 16, Section 17 and Section 18, neither this Amendment nor any other agreement in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents (including, without limitation, the Loan Agreement and/or the Notes), or any rights or obligations thereunder, or a waiver by Lender of any of its rights under the Loan Documents or at law or in equity. Except to the extent expressly set forth in Article D, Section 13, Section 14, Section 15, Section 16, Section 17 and Section 18, nothing contained herein, nor any actions taken pursuant to the terms hereof constitutes a release, termination or waiver of any liens, security interests, rights or remedies granted to Lender in any of the Loan Documents (including, without limitation, the Loan Agreement and the Notes), which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued as security for all of the Debt.

13. Release Under the Interim Guaranty. Effective as of the Effective Date and except as provided in this Section below, Lender hereby fully releases, acquits, and forever discharges Interim Guarantor from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys’ fees, expenses, debts, dues, accounts, bonds, covenants, contracts and agreements, in law or in equity, whether the same are known or unknown, accrued or unaccrued, presently existing or hereafter arising, which Lender, or anyone claiming by, through or under Lender, in any way might have or could claim against Interim Guarantor on account of, or arising out of or in connection with the Interim Guaranty; provided, however, Interim Guarantor shall not be released and the Interim Guaranty shall continue only with respect to any acts or omissions occurring or obligations arising after February 19, 2009 but prior to or simultaneously with the Effective Date.

14. Limited Release Under the Guaranty Agreement. Notwithstanding anything to the contrary contained in the Guaranty, New Guarantor shall not be liable under the Guaranty Agreement for the recourse obligations of Original Borrower set forth in Section 12(c) or Section 12(d) of the Loan Agreement that arose prior to the Effective Date.

15. Limited Release Under Environmental Indemnification #3. Notwithstanding anything to the contrary contained in Environmental Indemnification #3, Borrower and New Guarantor shall not be liable under Environmental Indemnification #3 for any losses arising out of or in any way relating to any Hazardous Substances or violation of Environmental Laws with respect to the Property that occurred prior to the Effective Date.

16. Release of Interim Pledgor. Effective as of the Effective Date, Lender hereby fully releases, acquits, and forever discharges Interim Pledgor from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys’ fees, expenses, debts, dues, accounts, bonds, covenants, contracts and agreements, in law or in equity, whether the same are known or unknown, accrued or unaccrued, presently existing or hereafter arising, which Lender, or anyone claiming by, through or under Lender, in any way might have or could claim against Interim Pledgor on account of, or arising out of or in connection with that certain Pledge and Security Agreement dated effective as of October 13, 2009, by and between Interim

Pledgor and Lender (the “Interim Pledge Agreement”). From and after the Effective Date, the Interim Pledge Agreement shall be terminated and of no further force and effect.

17. Release of Original Borrower. Effective as of the Effective Date, Lender hereby fully releases, acquits, and forever discharges Original Borrower and each and every partner of Original Borrower (other than the Interim Guarantor and Original Guarantor) and each and every partner or member of any such partner of Original Borrower (other than the Interim Guarantor and Original Guarantor) (collectively, the “Original Borrower Parties”) from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys’ fees, expenses, debts, dues, accounts, bonds, covenants, contracts and agreements, in law or in equity, whether the same are known or unknown, accrued or unaccrued, presently existing or hereafter arising, which Lender, or anyone claiming by, through or under Lender, in any way might have or could claim against Original Borrower Parties on account of, or arising out of or in connection with the Loan or the Loan Documents.

18. Limited Release Under the Environmental Indemnification. Notwithstanding anything to the contrary contained in the Environmental Indemnification, Interim Guarantor shall not be liable under the Environmental Indemnification for any losses arising out of or in any way relating to any Hazardous Substances or violation of Environmental Laws with respect to the Property that occur on or after the Effective Date, except to the extent such liability arises directly or indirectly out of any acts or omissions of Original Borrower, Interim Pledgor, Interim Guarantor and/or any of their respective principals, officers, directors, shareholders, general partners, members, managers, managing members, affiliates, or any agent, employee or other person authorized or apparently authorized to act on behalf of any of the foregoing prior to the Effective Date; provided, however, that this Section 18 shall in no way affect, modify, waive, release or relinquish the liability of Interim Guarantor under the Environmental Indemnification for any Hazardous Substances or violation of Environmental Laws with respect to the Property occurring prior to the Effective Date (regardless of when discovered). For purposes of interpreting and applying this Section 18, under no circumstances will Borrower, New Guarantor or any affiliates of New Guarantor be deemed authorized to act on behalf of Interim Guarantor (unless set forth in writing to the contrary).

19. No Advances. Borrower acknowledges and agrees that proceeds of the Loan may not be re-advanced or re-borrowed once they have been repaid.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 29th day of April, 2011, to be effective as of the Effective Date.

BORROWER:

IRT BELLE CREEK APARTMENTS COLORADO, LLC, a Delaware limited liability company

By:	Independence Realty Operating Partnership, LP,
a Delaware limited partnership, its sole Member

	By:	Independence Realty Trust, Inc.,
a Maryland corporation, its General Partner

		By:	/s/ Jack E. Salmon
Name: Jack E. Salmon
Title: President and Chief Financial Officer

GUARANTOR:

INDEPENDENCE REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Independence Realty Trust, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Jack E. Salmon
Name: Jack E. Salmon
Title: President and Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM THE PRECEDING PAGE]

LENDER:

RAIT CRE CDO I, LTD., a Cayman Islands limited liability company

By:	RAIT PARTNERSHIP, L.P.,
a Delaware limited partnership, its Master Servicer and Special Servicer

	By:	RAIT General, Inc., a Maryland corporation, its General Partner

		By:	/s/ Kenneth R. Frappier
Name: Kenneth R. Frappier
Title: Executive Vice President

JOINDER

On the 29th day of April, 2011, by signing below, the undersigned hereby covenants and agrees to be bound by all of the terms, covenants and conditions expressly relating to the undersigned and set forth in that certain Fifth Amendment to Loan and Security Agreement and Promissory Notes dated April 29, 2011, to which this Joinder is attached.

ORIGINAL BORROWER:

BELLE CREEK APARTMENTS COLORADO, LLC, a Delaware limited liability company

By:	Belle Creek Member, LLC, a Delaware limited liability company, its Manager

	By:	Belle Creek IR Holdings, LLC, a Delaware limited liability company, its sole Member and Manager

		By:	RAIT NTR Holdings, LLC, a Delaware limited liability company, its sole Member and Manager

			By:	RAIT Partnership, L.P., a Delaware limited partnership, its sole Member and Manager

				By:	RAIT General, Inc., a Maryland corporation, its sole General Partner

			By:	/s/ Kenneth R. Frappier
Name: Kenneth R. Frappier
Title: Executive Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM THE PRECEDING PAGE]

INTERIM PLEDGOR:

BELLE CREEK MEMBER, LLC, a Delaware limited liability company

By:	Belle Creek IR Holdings, LLC, a Delaware limited liability company, its sole Member and Manager

	By:	RAIT NTR Holdings, LLC, a Delaware limited liability company, its sole Member and Manager

		By:	RAIT Partnership, L.P., a Delaware limited partnership, its sole Member and Manager

			By:	RAIT General, Inc., a Maryland corporation, its sole General Partner

			By:	/s/ Kenneth R. Frappier
Name: Kenneth R. Frappier
Title: Executive Vice President

EXHIBIT “A”

[FORM OF REAFFIRMATION OF OBLIGATIONS]

SEE ATTACHED

REAFFIRMATION OF OBLIGATIONS

The undersigned, intending to be legally bound hereby, consents and agrees to the Fifth Amendment to Loan and Security Agreement and Promissory Notes to which this Reaffirmation of Obligations is attached (the “Fifth Amendment”). The undersigned expressly reaffirms and ratifies, and further agrees that such Fifth Amendment to Loan and Security Agreement and Promissory Notes shall in no way adversely affect or impair, the obligations and liabilities of the undersigned under (i) that certain Guaranty of Non-Recourse Carveouts dated effective as of October 13, 2009, in favor of Lender, except as set forth in Article D, Section 13 of the Fifth Amendment, and (ii) that certain Environmental Indemnity Agreement dated effective as of October 13, 2009 (as the same may be amended from time to time) and executed by Belle Creek Apartments Colorado, LLC, a Delaware limited liability company, and the undersigned, in favor of Lender, except as set forth in Article D, Section 18 of the Fifth Amendment, all of which are hereby ratified, approved and confirmed by the undersigned.

Executed as of                     , 2011

RAIT PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	RAIT General, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

EXHIBIT “B”

[ORGANIZATIONAL CHART]

SEE ATTACHED

EXHIBIT “C”

[SPE COVENANTS]

SEE ATTACHED